Exhibit 10.45

Board of Directors' Compensation

Board of Directors for the 2020-2021 term:

Chairperson of the Board	$450,000
Audit Committee Chair	300,000
Audit Committee Member	275,000
Compensation Committee Chair	290,000
Compensation Committee Member	265,000
Investment and Capital Committee Chair	290,000
Investment and Capital Committee Member	265,000
New Director without a committee assignment	265,000
Technology Committee Chair[1]	290,000
Technology Committee Member[1]	265,000
Nominating and Governance Committee Chair[2]	20,000
Nominating and Governance Committee Member[2]	15,000
1Compensation for an assignment solely to the Technology Committee as the chairperson or member is $290,000 and $265,000, respectively. Compensation for a secondary assignment to the Technology Committee as the chairperson or member is $25,000 and $15,000, respectively.
2 Each member of the Nominating and Governance Committee has a primary assignment on one of the other committees and receives additional compensation for service in these positions.